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                      MODIFICATION TO EMPLOYMENT AGREEMENT

     This Modification To Employment Agreement ("Modified Agreement") is being made as of this ____ day of January, 2001, by and between MARKETING SERVICES GROUP, INC., a Nevada corporation (the "Company") having its principal offices at 333 Seventh Avenue, New York, NY 10001, and STEPHEN J. KILLEEN ("Employee")(collectively the "Parties"), an individual residing at 6 Kennedy Lane, Southborough, Massachusetts 01772.

     WHEREAS, the Parties entered into an Employment Agreement dated July 6, 2000 (the "Employment Agreement"); and

     WHEREAS, the Parties desire to modify the Employment Agreement to update their understanding with respect to certain provisions regarding termination of Employee's employment with Company; and

     WHEREAS, the Employment Agreement provides that any modifications must be made by a written instrument duly executed by each party; and

     WHEREAS, the Parties desire to modify certain terms and conditions contained in the Employment Agreement which terms and conditions are set forth in this Modified Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

     1. The Parties agree that Employee's termination shall be deemed to be without cause if exercised in accordance with this Modified Agreement.

     2. The Employment Agreement is modified to delete existing Section 8. and to replace the same with the following:

          A. Notwithstanding any provisions in the Employment Agreement to the contrary, Employee shall be entitled to terminate his employment upon the earlier of the following to occur:

               (i) the date the Company executes an agreement with another individual or entity providing for the merger or sale of substantially all of the Company's assets; or (ii) Wednesday, February 28, 2001.

          B. Upon such termination, Employee shall be entitled to:

               (i) severance pay equal to 2.99 times the sum of Employee's base salary in the amount of $400,000.00 plus his first year's bonus in the amount of $200,000.00; (ii) all stock options granted to Employee pursuant to Section 3. (b) of the Employment Agreement shall fully vest and become immediately exercisable; and (iii) any accrued but unused vacation time.

          C. The sums owed to Employee pursuant to 2.B.(i) are calculated as follows:

                             Employee's Base Salary             $400,000.00
                             Employee's Bonus                   $200,000.00

                             Total Compensation:                $600,000.00

                            $600,000.00 multiplied by 2.99    $1,794,000.00

          D. Company shall pay the $1,794,000.000 owed to Employee under Paragraph 2.B.(i), as calculated under Paragraph 2.C., in accordance with the following Schedule:

                                    May 1, 2001               $225,250.00
                                    August 1, 2001            $225,250.00
                                    November 1, 2001          $448,500.00
                                    February 1, 2002          $448,500.00
                                    May 1, 2002               $448,500.00

                    Any other sums owed to Employee under this Section shall be paid on May 1, 2001.

     3. The Employment Agreement is modified to delete Section 7.(d).

     4. Upon the termination of the Employment Agreement in accordance with this Modified Agreement and the satisfaction of all payments required to be made to Employee upon termination, the Parties, their agents, servants, attorneys, employees for good and valuable consideration, do hereby remise, release and forever discharge the other from all debts, demands, actions, causes of action, suits, accounts, promises, doings, omissions, covenants, contracts, agreements, damages and liabilities whatsoever, known and unknown, of every name and nature which either Employee or Company now has, may have, or has ever had, from the beginning of time to the date of termination of Employee's employment with Company Employee and Company intend that this Release take effect as a sealed instrument. 5. If Company becomes the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under federal bankruptcy laws or makes an assignment for the benefit of creditors or is named in or the Company's property becomes subject to a suit for the appointment of a receiver, then all sums owed to Employee under this Agreement, not yet paid, shall become immediately due and payable. 6. In the event any provisions of the Employment Agreement are contrary to this Modified Agreement, the provisions of this Modified Agreement shall control.





                                            MARKETING SERVICES GROUP, INC.


                                            By:  /S/ Jeremy Barbera
                                                -------------------------------

                                                Jeremy Barbera, Chairman & CEO

                                                 /S/ Stephen J. Killeen

                                                -------------------------------
                                                Stephen J. Killeen